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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): January 6, 2005


Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P.
- - -----------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


        Delaware                           94-3054600
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(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification Number)


1107 Investment Boulevard, Suite 180
El Dorado Hills, California                                95762
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(Address of principal executive offices)                 (Zip Code)


                               (916) 941-1400
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              Registrant's telephone number, including area code



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Item 8.01.           Other Events
                     ------------

     At a special meeting of the Management Committee of Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P., (the "Partnership") held on December 15, 2004, the Management Committee voted unanimously to rescind the resolution approved at the regular quarterly meeting of the Management Committee in September 2004 directing the Managing General Partners of the Partnership to proceed with the sale or other disposition of all of the remaining assets of the Partnership and terminate the Partnership.

     Noting that facts and circumstances have changed significantly since September, the Management Committee concluded that liquidating the remaining assets prematurely would be a mistake and voted unanimously to continue to operate as usual in order to maximize the value of its remaining assets for the benefit of the Limited Partners.

The Partnership incorporates by reference the documents listed below:
  The Partnership's 2003 annual report on Form 10-K, filed on March 17,
     2004, file number 814-00055.
  The Partnership's quarterly reports on Form 10-Q, as amended, for the periods ending March 31, 2004, and June 30, 2004, respectively, filed on August 27, 2004, and for the period ending September 30, 2004, filed on November 22, 2004, file number 814-00055.
  The Partnership's Amended and Restated Limited Partnership Agreement filed on January 8, 2003, on Form 8-K.

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                                    SIGNATURE


                  Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


TECHNOLOGY FUNDING VENTURE PARTNERS IV,
AN AGGRESSIVE GROWTH FUND, L.P.

By:   TECHNOLOGY FUNDING INC.
      TECHNOLOGY FUNDING LTD.
      Managing General Partners


  Date:  January 6, 2005             By: /s/ Charles R. Kokesh
                                     ------------------------------
                                     Charles R. Kokesh
                                     President, Chief Executive
                                     Officer, Chief Financial Officer
                                     and Chairman of Technology
                                     Funding Inc., and Managing General
                                     Partner of Technology Funding Ltd.